As filed with the Securities and Exchange Commission on December 29, 1998
                          Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    PSC INC.
             (Exact name of Registrant as specified in its charter)


           New York                                     16-0969362
(State or other jurisdiction of             (IRS Employer Identification Number)
incorporation or organization)

                    675 Basket Road, Webster, New York 14580
                                                            (716) 265-1600
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

                                    PSC Inc.
                  Compensation Plan for Non-Employee Directors
                              (Full title of plan)


                              Robert C. Strandberg
                      President and Chief Executive Officer
                                    PSC Inc.
                                 675 Basket Road
                                Webster, NY 14580
                            Telephone: (716) 265-1600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:

                           Martin S. Weingarten, Esq.
                Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP
                                2400 Chase Square
                               Rochester, NY 14604


                               Page 1 of 11 Pages
                            Exhibit Index at Page 10

                         CALCULATION OF REGISTRATION FEE

                                    Proposed        Proposed
                                    Maximum         Maximum
Title of                            Offering        Aggregate       Amount of
Securities to    Amount to be       Price Per       Offering        Registration
be Registered    Registered  (1)    Share   (2)     Price    (2)    Fee
-------------   ---------------     -------------   -------------   ------------
Common Shares,    50,000 shares     $9.41           $470,500        $142.58
$.01 par value

         (1) The number of Common Shares to be registered may be adjusted in accordance with the provisions of the Compensation Plan for Non-Employee Directors (the "Plan") in the event that, during the period the Plan is in effect, there is effected any increase or decrease in the number of issued Common Shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt of consideration by the Registrant. Accordingly, this Registration Statement covers, in addition to the number of Common Shares stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the Plan.


         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales prices of the Registrant's Common Shares as reported on the Nasdaq National Market on December 24, 1998.

                                     PART II


         Item 3.           Incorporation of Documents by Reference.

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by PSC Inc. (the "Registrant") are incorporated by reference in this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

                  (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended April 3, 1998, July 3, 1998, and October 2, 1998.

                  (c) The Registrant's Current Report on Form 8-K dated January 15, 1998.

                  (d)  The  description  of  the   Registrant's   Common  Shares
contained in the Registrant's Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission on August 31, 1981.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4.           Description of Securities.

         Inapplicable.   The  class of securities to  be offered  is registered
under Section 12 of the Exchange Act.

         Item 5.           Interests of Named Experts and Counsel.

         Legal matters in connection with the Common Shares issuable under the Plan will be passed upon by Messrs. Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP, 2400 Chase Square, Rochester, NY 14604. Justin L. Vigdor, a partner of this firm, is a director of the Registrant, and Martin S. Weingarten, counsel to this firm, is Secretary of the Registrant. Mr. Vigdor owns and has options to purchase Common Shares of the Registrant and is also eligible to participate in the Plan.

         Item 6.           Indemnification of Directors and Officers

         The Registrant's Certificate of Incorporation (the "Certificate") provides that no director of the Registrant shall be liable to the Registrant or its shareholders for monetary damages for any breach of fiduciary duty as a director except that such liability is not eliminated or limited to breaches of such duty that result (as established by a judgment or other final adjudication adverse to the director) from acts or omissions in bad faith or in violation of
Section 719 of the New York Business Corporation Law (the "BCL") or involving intentional misconduct or a knowing violation of law or from which (as so established) such advantage to which he was not legally entitled. Section 719 of the BCL specifies certain corporate transactions, such as certain dividend declarations and dispositions of assets, as unlawful. The effect of this provision of the Certificate is to eliminate the rights of the Registrant and its shareholders (through shareholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of a fiduciary duty of care as a director. This provision does not limit or eliminate the rights of the Registrant or any shareholder to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director's duty of care.

         Pursuant to the BCL, the Registrant has adopted provisions in its By-Laws which require the Registrant to indemnify its directors and officers to the fullest extent permitted by New York law, as from time to time in effect. The Registrant has also entered into indemnity agreements with each of its executive officers and directors providing for such indemnification. In addition, the Registrant maintains an officers' and directors' liability insurance policy insuring the covered individuals against acts or omissions taken by such persons in their capacities as officers or directors.

         The following summary describes the principal provisions of the Registrant's By-Laws concerning indemnification of directors. The indemnification provided by the by-laws is not exclusive of any other rights to which the indemnified party may be entitled to under law.

         The Registrant is required, to the full extent authorized or permitted by law, to indemnify against all judgments, fines, penalties, amounts paid in settlement and reasonable expenses incurred in connection with actual or threatened litigation or proceeding, any person made or threatened to be made a party to any action or proceeding by reason of the fact that he, his testator or intestate (the "Responsible Person") (i) is or was a director or officer of the Registrant, (ii) if a director or officer of the Registrant, is serving or served, in any capacity, at the request of the Registrant, any other corporation or entity, or (iii) if not a director or officer of the Registrant, is serving or served, at the request of the Registrant, as a director or officer of any other corporation or entity. The acts of the Responsible Person which were material to the cause of action must not have been committed in bad faith or have been the result of active and deliberate dishonesty, and the Responsible Person shall not have gained a financial profit or other advantage to which he was not legally entitled. If the acts of the Responsible Person fail to meet the above standard of conduct, no indemnification will be made.

         The expenses incurred by an indemnified person will be advanced or reimbursed by the Registrant if the person provides the Registrant with an undertaking to repay the Registrant if he is ultimately found not to be entitled to indemnification or if the advances exceed the indemnifications to which he is entitled.

         The By-Laws establish the procedures pursuant to which the Board of Directors will determine, if indemnification has not been ordered by a court, whether the indemnified person has met the standard of conduct necessary for indemnification and resolve any dispute over the reasonableness of indemnification expenses. In addition, if the standard of conduct is met, the Registrant is authorized to provide such persons rights to indemnification or advancement of expenses in addition to those provided for in the by-laws pursuant to a resolution of the shareholders, a resolution of directors or an agreement providing for such indemnification.

         Any repeal or amendment of the By-Laws reducing the extent of the indemnification of any person who could be a Responsible Person shall not, without his written consent, apply to any event, act or omission occurring or allegedly occurring prior to (i) the date of repeal or amendment if on such date he is not serving in any capacity for which he could be a Responsible Person, or
(ii) the 30th day following delivery of a notice of repeal or amendment as to any capacity to which he is serving on the date of such repeal or amendment other than as director or officer of the Registrant, for which he could be a Responsible Person, or (iii) the later of the 30th day following the delivery to him of notice of such repeal or amendment or the end of the term of office, if he is serving as a director or officer of the Registrant on the date of such repeal or amendment, with respect to being a Responsible Person in such capacity. No amendment of the BCL reducing the extent of permissible indemnification of a Responsible Person shall be effective as to such person with respect to any event, act or omission occurring prior to the effective date of the amendment.


         Item 7.           Exemption from Registration Claimed.

         Inapplicable.

         Item 8.           Exhibits.

         See Exhibit Index.

         Item 9.           Undertakings.

                  (a)      Rule 415 Offering

                           The undersigned Registrant hereby undertakes:

                           (1)     To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)    To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                                    (ii) To reflect in the  prospectus any facts
or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                    (iii) To include  any  material  information
with  respect  to the  plan of  distribution  not  previously  disclosed  in the
Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                           (2)  That,  for  the  purpose  of   determining   any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)  To  remove  from  registration  by  means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b)      Incorporating Subsequent Exchange  Act  Documents by
Reference

                          The undersigned Registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Indemnification for Liabilities arising under the Securities Act of 1933

                           Insofar as  indemnification  by  the  Registrant  for
liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Webster, State of New York on December 28, 1998.

                                    PSC Inc.


                                    By: /s/ Robert C. Strandberg
                                    Robert C. Strandberg
                                    President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Robert C. Strandberg and William J. Woodard, acting alone or together, as such person's true and lawful attorney-in-fact and agent with full powers of substitution and revocation, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 28, 1998.

                           Signature                   Title


                                              Director, President and
                  Robert C. Strandberg        Chief Executive Officer


                                              Vice President, Chief Financial
                  William J. Woodard          Officer and Treasurer

                                              Vice President, Finance
                  Michael J. Stachura         (Principal Accounting Officer)


                                              Director, Chairman of the Board
                  Robert S. Ehrlich


                                              Director
                  Jay M. Eastman


                                              Director
                  James W. Henry


                                              Director
                  Donald K. Hess


                                              Director
                  Thomas J. Morgan


                                              Director
                  James C. O'Shea


                                              Director
                  Jack E. Rosenfeld


                                              Director
                  Justin L. Vigdor


                                              Director
                  Romano Volta

                                  EXHIBIT INDEX


 Exhibit
 Number    Description                         Location

 4.1       PSC Inc. Compensation Plan          Incorporated by
           for Non-Employee Directors          reference to
                                               Exhibit 10.3 of the
                                               Registrant's Quarterly
                                               Report on Form 10-Q
                                               for the quarter ended
                                               July 3, 1998

 5.1       Opinion and consent of Boylan,              *
           Brown, Code, Fowler, Vigdor &
           Wilson, LLP, counsel for the
           Registrant as to the legality of
           the Common Shares being registered

 23.1      Consent of Arthur Andersen LLP,             *
           Independent Public Accountants

 23.2      Consent of Boylan, Brown, Code,     Included in Exhibit
           Fowler, Vigdor & Wilson, LLP        5.1 to this Registra-
                                               tion Statement


         * Included as part of the electronic submission of this Registration Statement.